UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 5, 2012

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 5, 2012, PRGX Global, Inc., a Georgia corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,500,000 shares of its common stock, no par value per share (the “Common Stock”), and the Selling Stockholders agreed to sell 3,749,234 shares. The offering price to the public is $6.39 per share, and the Underwriters have agreed to purchase the Common Stock from the Company and the Selling Stockholders at a price of $6.0066 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 937,385 additional shares of Common Stock on the same terms and conditions to cover over-allotments, if any.

The Common Stock is being offered pursuant to a prospectus supplement, dated December 5, 2012, and a base prospectus, dated November 23, 2012, relating to the Company’s effective shelf registration statements on Form S-3 (File Nos. 333-175863 and 333-185027). The closing of the offering is expected to take place on December 11, 2012, subject to the satisfaction of the customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, agreements and conditions to closing, as well as indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

1.1	Underwriting Agreement, dated as of December 5, 2012, by and among the Company, the selling stockholders named in Schedule B therein, and William Blair & Company, L.L.C., as representative of the several underwriters named in Schedule A therein.

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: December 10, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 5, 2012, by and among the Company, the selling stockholders named in Schedule B therein, and William Blair & Company, L.L.C., as representative of the several underwriters named in Schedule A therein.

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)